UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2011 (April 6, 2011)
AMSURG CORP.
(Exact name of registrant as specified in charter)

Tennessee	000-22217	62-1493316
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)
(615) 665-1283
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-10.1
EX-10.2
EX-10.3

Item 1.01.	Entry into a Material Definitive Agreement.
          On April 7, 2011, AmSurg Corp., a Tennessee corporation (“AmSurg”), and AmSurg Merger Corporation, a Delaware corporation and wholly-owned subsidiary of AmSurg (“Merger Sub”), entered into a Merger Agreement (the “Merger Agreement”) with National Surgical Care, Inc., a Delaware corporation (“NSC”), and Brazos GP Partners, LLC, solely in its capacity as the representative of the stakeholders of NSC.
          Under the terms of the Merger Agreement, Merger Sub will be merged with and into NSC, with NSC continuing as the surviving corporation and a wholly-owned subsidiary of AmSurg (the “Merger”). The aggregate consideration payable as a result of the Merger will be $173,500,000 (the “Merger Consideration”), subject to adjustment based on, among other things, the levels of working capital, indebtedness and cash of NSC at closing. Up to $500,000 of the Merger Consideration will be deposited into an escrow account to fund any post-closing payments to AmSurg based upon differences between the estimated working capital and the actual working capital of NSC at closing, and $15,000,000 of the Merger Consideration will be deposited into an escrow account to fund (i) any indemnification claims made by AmSurg pursuant to the Merger Agreement, (ii) post-closing payments to AmSurg based upon differences between the estimated indebtedness and cash and the actual indebtedness and cash of NSC at closing, and (iii) payments to AmSurg in the event NSC fails to achieve the earn-out targets set forth in the Merger Agreement, which are based upon the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of NSC during the twelve-month period following the closing and the twelve-month period ending December 31, 2012. The Merger Consideration will be paid in cash.
          The Merger Agreement contains various representations and warranties and covenants by the parties thereto and related indemnification obligations, and may be terminated under certain circumstances. The Merger is subject to various closing conditions, including obtaining necessary consents or approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and from certain third parties, including governmental regulatory authorities. Under certain circumstances, NSC may be required to dispose of one or more of its surgery centers to comply with applicable legal requirements. In such event, the parties would adjust the Merger Consideration.
          The foregoing summary of the Merger and the terms and conditions of the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
          In connection with the Merger, on April 6, 2011, AmSurg executed two separate amendments to its Revolving Credit Agreement, dated May 28, 2010, with the lenders party thereto (the “First Amendment to Revolving Credit Agreement” and “Second Amendment to Revolving Credit Agreement,” respectively). Pursuant to the First Amendment to Revolving Credit Agreement, the lenders consented to the consummation of the Merger and increased the aggregate revolving commitments under the Revolving Credit Agreement from $375.0 million to $450.0 million. The Second Amendment to Revolving Credit Agreement extended the maturity date of the Revolving Credit Agreement to April 16, 2016 and reduced the interest rate payable on amounts outstanding under the Revolving Credit Agreement. On April 6, 2011, AmSurg also amended its Note Purchase Agreement, dated May 28, 2010, with certain noteholders (the “First Amendment to Note Purchase Agreement”) to obtain the noteholders’ consent to the consummation of the Merger.
          The foregoing summary of the amendments to the Revolving Credit Agreement and Note Purchase Agreement are subject to, and qualified in their entirety by, the full text of such amendments, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On April 6, 2011, the Company entered into two amendments to its Revolving Credit Agreement, dated May 28, 2010, the material terms and conditions of which are described in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.
     On April 6, 2011, the Company entered into an amendment to its Note Purchase Agreement, dated May 28, 2010, the material terms and conditions of which are described in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 2.1	Merger Agreement, dated as of April 7, 2011, by and among AmSurg Corp., AmSurg Merger Corporation, National Surgical Care, Inc., and Brazos GP Partners, LLC, solely in its capacity as the Stockholders’ Representative*

Exhibit 10.1	First Amendment to Revolving Credit Agreement, dated as of April 6, 2011, among AmSurg Corp., the banks and other financial institutions from time to time party thereto, and SunTrust Bank, in its capacity as Administrative Agent for the lenders.

Exhibit 10.2	Second Amendment to Revolving Credit Agreement, dated as of April 6, 2011, among AmSurg Corp., the banks and other financial institutions from time to time party thereto, and SunTrust Bank, in its capacity as Administrative Agent for the lenders.

Exhibit 10.3	First Amendment to Note Purchase Agreement, dated as of April 6, 2011, among AmSurg Corp. and the holders of Notes party thereto.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. AmSurg agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President, Chief Financial Officer,
and Secretary
(Principal Financial and Duly Authorized Officer)
Date: April 12, 2011

EXHIBIT INDEX

No.	Exhibit
Exhibit 2.1	Merger Agreement, dated as of April 7, 2011, by and among AmSurg Corp., AmSurg Merger Corporation, National Surgical Care, Inc., and Brazos GP Partners, LLC, solely in its capacity as the Stockholders’ Representative*

Exhibit 10.1	First Amendment to Revolving Credit Agreement, dated as of April 6, 2011, among AmSurg Corp., the banks and other financial institutions from time to time party thereto, and SunTrust Bank, in its capacity as Administrative Agent for the lenders.

Exhibit 10.2	Second Amendment to Revolving Credit Agreement, dated as of April 6, 2011, among AmSurg Corp., the banks and other financial institutions from time to time party thereto, and SunTrust Bank, in its capacity as Administrative Agent for the lenders.

Exhibit 10.3	First Amendment to Note Purchase Agreement, dated as of April 6, 2011, among AmSurg Corp. and the holders of Notes party thereto.

*	Schedules and attachments omitted pursuant to Item 601(b)(2) of Regulation S-K. AmSurg agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.